Exhibit 4.1

RESTATED CERTIFICATE OF INCORPORATION
OF
STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP., a corporation organized December 31, 1981 under the name of SN Alliance, Inc. and existing under and by virtue of the General Corporation Law of Delaware, as amended, does hereby restate its Certificate of Incorporation:

FIRST: The name of the Corporation is STIFEL FINANCIAL CORP.

SECOND: Its registered office in the State of Delaware is located at 100 West Tenth Street, Wilmington, New Castle County, Delaware 19801. The name and address of its registered agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware, 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

A. The aggregate shares of all classes of stock which the Corporation shall have authority to issue is Thirteen Million (13,000,000) shares, consisting of Three Million (3,000,000) shares of preferred stock of the par value of One Dollar ($1.00) each (hereinafter called the "Preferred Stock") and Ten Millions (10,000,000) shares of common stock of the par value of Fifteen Cents ($0.15) each (hereinafter called the "Common Stock").

B. Any number of shares of the 3,000,000 shares of Preferred Stock may be issued from time to time in one or more series of Preferred Stock. The designations, the relative preferences and participating, optional and other special rights, and the qualifications, limitations or restrictions of other series, if any, may differ from those of any and all other series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions prior to the issuance of any shares of any series of the Preferred Stock, the designation, preferences, relative, participating, optional and other special rights or the qualifications, limitations or restrictions of such series, including without limiting the generality of the foregoing, the following:

 ii.    The date and time at which, and the terms and conditions on which, dividends on such series of Preferred Stock shall be paid;

iii.   The right, if any of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the General Corporation Law of the State of Delaware;

iv.   The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into or exchange the same for other classes of stock of the Corporation and the terms and conditions for such conversion and exchange;

v.   The redemption price or prices and the time at which, and the terms and conditions on which, the shares of such series of Preferred Stock may be redeemed;

vi.   The rights of the holders of shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, distribution, or sale of assets, dissolution or winding up of the Corporation, and;

vii.  The terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock.

C. Subject to the provisions of the Preferred Stock, dividends payable on the Common Stock of the Corporation is cash or otherwise may be declared and paid on the shares of the Common Stock of the Corporation from time to time out of any funds or property legally available therefore, and in the event of any such declaration or payment the holders of Common Stock of the Corporation shall be entitled, to the exclusion of the holders of the Preferred Stock, to share therein.

D. In the event of any liquidation, dissolution or winding up of the Corporation, after distribution and payment in full shall have been made to the holders of the Preferred Stock in accordance with the terms thereof, the remainder of the assets, if any, of the Corporation shall be distributed pro rata among the holders of the Common Stock of the Corporation.

E. The holders of the Common Stock shall, subject to the provisions of the By-laws of the Corporation and the General Corporation Law of the State of Delaware relating to the fixing of a record date, be entitled to one vote for each share held by them respectively in the election of directors and for all other purposes.

 FIFTH: No stock or other security of the Corporation shall carry with it and no owner of any share or shares of stock or other security or securities of the Corporation shall be entitled to any preferential or pre-emptive right whatsoever to acquire additional shares of stock or of any other security of the Corporation.

SIXTH: The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the By-laws of the Corporation.

SEVENTH: The election of directors need not be by written ballot unless the By-laws shall so provide.

Said Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of Delaware, as amended.

IN WITNESS WHEREOF, said STIFEL FINANCIAL CORP. has caused the corporate seal to be hereunto affixed and this certificate to be signed by George H. Walker III, its President and John J. Goebel, its Secretary, this 31st day of May, 1983.

STIFEL FINANCIAL CORP.

By:  /s/George H. Walker III

George H. Walker III
 President and Chief Executive Officer

ATTESTED:

By:  /s/John J. Goebel

John J. Goebel
 Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, as amended, DOES HEREBY CERTIFY:

FIRST: That each member of the Board of Directors of STIFEL FINANCIAL CORP., has given written consent to the adoption of a resolution setting forth the proposed amendment to the Restated Certificate of Incorporation of said Corporation and declaring said amendment advisable and calling for the presentation of said proposed amendment to the voting stockholders of said Corporation for consideration thereof and consent thereto. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that subject to approval by the stockholders, the Restated Certificate of Incorporation of the Corporation be amended by adding a new Article Eight as follows:

"EIGHTH:

A director of the Company shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 147 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director or any act of omission occurring prior to the effective date of the Amendment adding this Article to the Restated Certificate of Incorporation. Any repeal or amendment of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations of the personal liability of a director of the corporation existing at the time of such repeal or amendment."

SECOND: That thereafter, pursuant to the direction of the Board of Directors of the Corporation, the Annual Meeting of the stockholders of said Corporation was duly called and held, at which meeting the necessary number of shares, as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, as amended and that the capital of the Corporation will not be reduced under or by reason of the amendments.

 IN WITNESS WHEREOF, said STIFEL FINANCIAL CORP. has caused its corporate seal to be hereunto affixed and this certificate to be signed by George H. Walker III, its President and John J. Goebel, its Secretary, this 8th day of May, 1987.

STIFEL FINANCIAL CORP.

By:  /s/George H. Walker III

George H. Walker III
 President and Chief Executive Officer

ATTESTED:

By:  /s/John J. Goebel

John J. Goebel
 Secretary

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
STIFEL FINANCIAL CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

We, GEORGE H. WALKER III, President and Chief Executive Officer, and JOSEPH C. ZINGRICH, Assistant Secretary, of Stifel Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, the said Board of Directors on June 30, 1989, adopted the following resolution crating a series of One Hundred Thousand (100,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be an it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.     Designation and Amount.

There shall be a series of the preferred stock of the Company which shall be designated as the "Series A Junior Participating Preferred Stock," par value $1.00 per share, and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2.     Dividends and Distributions.

Subject to the prior and superior rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, $.15 par value (the "Common Stock"), of the Company and any other junior stock, shall be entitled to receive, when as and if declared by the Board of Directors out of funds legally available for the purpose, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fractions the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

 Section 3.     Voting Rights.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

a.   Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company.

b.   Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock, payable in shares of Common Stock, or (ii) effect a subdivision or combination of the outstanding shares of Common Stock (y reclassification or otherwise) into a greater or lesser number of shares of Common Stock, into a smaller number of shares, then in each such se the number of votes to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

c.   Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.     Certain Restrictions.

(A)  Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

i.    declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

d.   declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

e.   except as permitted in Section 4(A)(iv) below, redeem or purchase of otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking in parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

B.    The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase of otherwise acquire such shares at such time and in such manner.

Section 5.     Reacquired Shares.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series or Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

Section 6.     Liquidation, Dissolution or Winding Up.

(A)  Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $4,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the Series A Liquidation Preference"). Following the payment of the full amount of the Series A Junior Participating Preferred Stock, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock, unless prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate shares of the remaining assets to be distributed in the ration of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

 (B)  In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, in any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C)  In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.     Consolidation, Merger, etc.

In case the Company shall enter into any consolidation, merger, combination or other transaction n which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times that aggregated amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

Section 8.     Redemption.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9.     Ranking.

The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

 Section 10.   Amendment.

The Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11.   Fractional Shares.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of June 1987.

By:  /s/George H. Walker III

George H. Walker III
 President

ATTESTED:

By:  /s/John J. Goebel

John J. Goebel
 Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of STIFEL FINAINCIAL CORP. has duly adopted the following resolution setting forth a proposed amendment to the Restated Certificate in Incorporation of said Corporation and declaring said amendment advisable and directing that said proposed amendment be considered at the 1989 Annual Meeting of Stockbrokers of said Corporation held on November 28, 1989:

RESOLVED that the Board of Directors of the Corporation deems advisable that the Restated Certificate of Incorporation of the Corporation be amended by adding a new Article Ninth as follows:

"NINTH:

A.  The Board of Directors shall be divided into three classes, as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. At the annual meeting of stockholders to be held in 1989, the directors of one class shall be elected for a term of one year, the directors of another class shall be elected for a term of two years, and the directors of the third class shall be elected for a term of three years, and in each case, until their respective successors shall have been elected and qualified in the class to which such director is assigned or until their earlier death, resignation and removal. At each annual meeting of stockholders thereafter, the successors of the directors of the class whose term expires in that year shall be elected to hold office for a term of three years (and until their respective successors shall have been elected and qualified in such class or until their earlier death, resignation or removal), so that the term of one class of directors shall expire in each year. In the case of any vacancies, by reason of an increase in the number of directors or resignation or otherwise, directors to fill such vacancies may be elected by a majority of the directors then in office, to hold office until the next election of the class for which such directors shall have been chosen, and until their respective successors shall have been elected and qualified in the class to which such director is assigned or until their earlier death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

B.   Notwithstanding anything in the Restated Certificate of Incorporation or By-Laws of the Corporation to the contrary, whenever the holders of any one or more classes or series of shares of capital stock of the Corporation other than shares of Common Stock shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the Restated Certificate of Incorporation of the Corporation or any Certificate of Designation thereunder applicable thereto; and such directors so elected shall not be divided into classes pursuant to this Article Ninth unless expressly provided by such terms.

C.   This Article Ninth may be altered, amended or repealed only by vote of the holders of eighty percent of the issued and outstanding shares of the Corporation's stock entitled to vote generally for the election of directors, unless such alteration, amendment or repeal has been recommended by three-fourths of the directors then in office."

SECOND: That thereafter, pursuant to the direction of the Board of Directors of the Corporation, the 1989 Annual Meeting of Stockholders of said Corporation was duly called and held on November 28, 1989, at which meeting more than a majority of the outstanding stock entitled to vote thereon was voted in favor of Amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law ofelaware.

IN WITNESS WHEREOF, said STIFEL FINANCIAL CORP. has caused its corporate seal to be hereunto affixed and this certificate to be signed by George H. Walker III, its president and John J. Goebel, its secretary this 28th day of November, 1989.

STIFEL FINANCIAL CORP.

By:  /s/George H. Walker III

George H. Walker III
 President

ATTESTED:

By:  /s/John J. Goebel

John J. Goebel
 Secretary

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
STIFEL FINANCIAL CORP.

Pursuant to the provisions of the General Corporation Law of the State of Delaware, Stifel Financial Corp. certifies the following:

FIRST: That the Board of Directors of Stifel Financial Corp. adopted the following resolution setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the 2001 Annual Meeting of Stockbrokers of said corporation held on April 15, 2001. The resolution setting forth the proposed amendment is as follow:

RESOLVED, that the fourth article of the Certificate of Incorporation of the Company shall be amended to increase the total number of shares of stock authorized for issuance from 13,000,000 to 33,000,000 and to increase the number of shares of common stock $.15 par value per share, authorized for issuance from 10,000,000 to 30,000,000, by deleting the first paragraph of the fourth article in its entirety and replacing it with the following:

"A.  The aggregate shares of all class of stock which the Corporation shall have authority to issue is Thirty-Three Million (33,000,000) shares, consisting of Three Million (3,000,000) shares of preferred stock of the par value of One Dollar ($1.00) each (hereinafter called the "Preferred Stock") and Thirty Million (30,000,000) shares of common stock of the par value of Fifteen Cents ($0.15) each (hereinafter called the "Common Stock)."

SECOND: That thereafter, pursuant to the direction of the Board of Directors, the 2001 Annual Meeting of Stockholders of the corporation was duly called and held on April 15, 2001, at which meeting more than a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment.

THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this instrument on behalf of the corporation this 7th day of May 2001.

By:  /s/Ronald J. Kruszewski

Ronald J. Kruszewski
 President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STIFEL FINANCIAL CORP.

It is hereby certified that:

1.    The name of the corporation (hereinafter called the "corporation") is STIFEL FINANCIAL CORP.

2.    The Certificate of Incorporation of the corporation is hereby amended by striking out Article Fourth (A) thereof and by substituting in lieu thereof the following:

"FOURTH:

A.  The aggregate shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, consisting of Three Million (3,000,000) shares of preferred stock of the par value of One Dollar ($1.00) each (hereinafter called the "Preferred Stock") and Ninety Seven Million (97,000,000) shares of common stock of the par value of Fifteen Cents ($0.15) each (hereinafter called the "Common Stock")."

3.   The amendment of the Certificate of Incorporation herein certified has (have) been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on June 3, 2009

By:  /s/Ronald J. Kruszewski

Ronald J. Kruszewski
 President and Chief Executive Officer

ATTESTED:

By:  /s/David M. Minnick

David M. Minnick
 Senior Vice President, Secretary and General Counsel